                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No. 1)

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                              DAMES & MOORE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                                     [LOGO]

Dear Shareholder:

    You are cordially invited to attend the annual meeting of shareholders of Dames & Moore, Inc. on August 11, 1997, beginning at 11:00 a.m., at the Sheraton Grande Hotel Los Angeles, 333 South Figueroa Street, Los Angeles, California 90071.

    Details of business to be conducted at the annual meeting are provided in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement. Also enclosed for your information is a copy of our Annual Report to Shareholders for 1997.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING, REGARDLESS OF THE SIZE OF YOUR HOLDINGS. THEREFORE, PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE.

    We hope you can attend the meeting. If you plan to do so and are a shareholder of record, please indicate that you plan to attend the meeting on the space provided on your proxy card.

                                          Very truly yours,

                                                         [SIG]
                                          George D. Leal
                                          Chairman of the Board

June 24, 1997

                            YOUR VOTE IS IMPORTANT.
                 PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD.

                              DAMES & MOORE, INC.
                       911 WILSHIRE BOULEVARD, SUITE 700
                         LOS ANGELES, CALIFORNIA 90017

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                AUGUST 11, 1997

    The Annual Meeting of the Shareholders of Dames & Moore, Inc., a Delaware corporation (the "Company"), will be held on August 11, 1997, beginning at 11:00 a.m., at the Sheraton Grande Hotel Los Angeles, 333 South Figueroa Street, Los Angeles, California 90071 for the following purposes:

    1.  To elect a Board of Directors of ten members.

    2. To approve an amendment of the Company's Restated Certificate of Incorporation to change the Company's name to Dames & Moore Group.

    3. To approve an amendment of the Company's Restated Certificate of Incorporation to increase the number of authorized shares of preferred stock and common stock.

    4. To approve an amendment of the Company's Restated Certificate of Incorporation to provide that the Board of Directors shall consist of not less than eight nor more than twelve directors, with the exact number of directors to be determined from time to time by the Board of Directors.

    5. To approve an amendment of the Company's Restated Certificate of Incorporation to eliminate the requirement of a supermajority vote by shareholders.

    6. To consider and transact such other business as may properly come before the meeting or at any adjournment thereof.

    The Board of Directors has fixed the close of business on June 13, 1997 as the record date for determining those shareholders entitled to notice of, and to vote at, the meeting and at any adjournment thereof.

                                          By Order of the Board of Directors,

                                                       [SIG]

                                          Mark A. Snell
                                          Executive Vice President,
                                          Chief Financial Officer and
                                          Corporate Secretary

June 24, 1997
Los Angeles, California

    YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE SO THAT YOUR SHARES WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS.

                              DAMES & MOORE, INC.
                       911 WILSHIRE BOULEVARD, SUITE 700
                         LOS ANGELES, CALIFORNIA 90017

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 11, 1997

    This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about June 24, 1997 in connection with the solicitation by the Board of Directors of Dames & Moore, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Shareholders of the Company on August 11, 1997, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

    Although the principal solicitation of proxies is being made through this Proxy Statement, proxies may also be solicited personally, by telephone or by mail by directors, officers or employees of the Company. Such persons will not receive any additional compensation for their solicitation services. The Company will pay the entire expense of preparing, printing and mailing proxy solicitation material on behalf of the Board of Directors, including amounts paid in reimbursement to banks, brokerage firms and others for their expenses in forwarding soliciting material to beneficial owners of shares of the Company's common stock, $0.01 par value ("Common Stock").

                               VOTING SECURITIES

    The Board of Directors has fixed the close of business on June 13, 1997 as the record date for determining those shareholders entitled to notice of, and to vote at, the annual meeting and at any adjournment thereof. As of June 13, 1997, there were 18,041,348 shares of Common Stock issued and outstanding and entitled to vote at the annual meeting. The Company has no other voting securities outstanding. Each shareholder of record is entitled to one vote per share owned on all matters submitted to a vote of shareholders except that, as described in more detail below, each shareholder is entitled to cumulate his or her votes in electing directors.

    Shares represented by duly executed and dated proxies in the accompanying form and received before the annual meeting will be voted at the annual meeting. Where a shareholder specifies a choice on the proxy with respect to any matter to be acted upon, the shares will be voted accordingly by the proxy holders named in the proxy. Where no choice is specified, the shares represented by the proxy will be voted as described in this Proxy Statement with respect to the election of directors, in favor of the other proposals described in this Proxy Statement and in accordance with the best judgment of the proxy holders with respect to any other business that properly comes before the annual meeting.

    A shareholder has the power to revoke a proxy at any time before it is exercised by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy may also be revoked by a shareholder who is present at the annual meeting and who expresses a desire to vote in person.

    A majority of the Company's outstanding shares of Common Stock as of June 13, 1997, represented in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. The ten director nominees who receive the greatest number of affirmative votes will be elected as directors of the Company. Approval of each of the other four proposals described in this Proxy Statement requires the affirmative vote of the holders of at least two-thirds of the Company's outstanding shares of Common Stock.

    Abstentions on any particular matter will be counted as present for purposes of determining the existence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority to vote certain shares on a particular matter (a broker non-vote), those shares will be counted as present for purposes of determining the existence of a quorum. Neither abstentions nor broker non-votes with respect to any specified matter will be treated as having been voted on the matter.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

VOTING PROCEDURES

    The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall consist of not less than ten nor more than fifteen directors, the exact number of directors to be determined from time to time by resolution adopted by the directors then in office. The Board of Directors has set the authorized number of directors at ten. Accordingly, ten directors are to be elected at the annual meeting, each to hold office until the next annual meeting of shareholders and the election and qualification of a successor or the director's earlier death, resignation or removal.

    Because cumulative voting is permitted in the election of the Company's directors, each shareholder, in person or by proxy, is entitled to cast a number of votes equal to the number of shares of Common Stock standing in such shareholder's name as of June 13, 1997, multiplied by the number of directors to be elected (in this case, ten). A shareholder is entitled to cast all such votes for a single nominee for director or for any two or more nominees in such proportion as the shareholder may decide.

    If a shareholder desires to cumulate his or her votes, the accompanying proxy should be marked to indicate clearly that the shareholder desires to exercise the right to cumulate votes and to specify how the votes are to be allocated among the nominees for directors. For example, a shareholder may write next to the name of the nominee or nominees for whom the shareholder desires to cast votes the number of votes to be cast for such nominee or nominees. Alternatively, without exercising his or her right to vote cumulatively, a shareholder may instruct the proxy holders not to vote for one or more nominees by striking a line through the name(s) of such nominee or nominees.

    The Board of Directors recommends that shareholders grant proxies to vote for all ten of the nominees for directors listed below. In order to permit the election of as many as possible of the following nominees, the Board of Directors also recommends that shareholders do not cast their votes on a cumulative basis. Unless marked otherwise, proxies will be voted by the proxy holders in such a manner as to elect all or as many of the following nominees as possible. Unless marked otherwise, proxies will give the proxy holders discretionary authority to cumulate votes if they so choose and to allocate votes among the nominees in such a manner as they determine is necessary in order to elect all or as many of such nominees as possible.

    If any of the nominees listed below refuses or is unable to serve as a director, the proxy holders will vote for a substitute nominee or nominees recommended by the Board of Directors. Each of the following nominees has agreed to serve if elected, and the Board of Directors has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director.

NOMINEES TO THE BOARD OF DIRECTORS

    The following persons have been nominated for election as directors at the 1997 annual meeting:

      NAME         AGE          CURRENT POSITION WITH THE COMPANY
-----------------  ---   -----------------------------------------------
Ursula M. Burns    39    Nominee for Director

Robert F. Clarke   55    Nominee for Director

Arthur C. Darrow   53    Chief Executive Officer, President and Director

Gary R. Krieger    46    Vice President and Nominee for Director

George D. Leal     63    Chairman of the Board

A. Ewan Macdonald  55    Nominee for Director

Anthony R. Moore   51    Director

Michael R. Peevey  59    Director

Harald Peipers     69    Director

Robert M. Perry    65    Executive Vice President and Director

    Ursula M. Burns is Vice President and General Manager, Departmental Copier Unit within the Office Document Products Group of Xerox Corporation. Prior to her assignment to this position in 1997, Ms. Burns served as Vice President of three other Xerox business groups from 1992 to 1996, as Executive Assistant to the Chairman and Chief Executive Officer of Xerox Corporation from 1991 to 1992 and in various other positions with Xerox Corporation from 1982 to 1991. Ms. Burns has bachelor's and master's degrees in mechanical engineering from Polytechnic Institute of New York and Columbia University, respectively.

    Robert F. Clarke is President and Chief Executive Officer and a director of Hawaiian Electric Industries, the parent company of Hawaiian Electric Company and other non-utility subsidiaries. Prior to his election as President and Chief Executive Officer in 1991, he served as Group Vice President from 1988 to 1990 and as Vice President of Strategic Planning from 1987 to 1988. He has a bachelor's degree in economics and a master's degree in business administration from the University of California, Berkeley.

    Arthur C. Darrow has been employed by the Company since 1973. He has served as a director since 1994 and as Chief Executive Officer and President since 1995. Between 1993 and 1994, he served as President and Chief Operating Officer; between 1991 and 1993, as Senior Vice President -- Western North America Division; and between 1988 and 1991, as the Company's Western Region General Manager and Division Manager -- Western North America. Mr. Darrow has bachelor's and master's degrees in geology from the University of California, Santa Barbara.

    Gary R. Krieger has been employed by the Company since 1988 as Corporate Head of Health & Safety and has served as Vice President and Manager of Health Consulting Services since 1991. He has a bachelor's degree in English literature and chemistry and a medical degree from the University of North Carolina, Chapel Hill; and a master's degree in public health from Johns Hopkins University. Dr. Krieger completed a residency in internal medicine at the Mayo Clinic.

    George D. Leal has been employed by the Company since 1959. He has served as Chairman of the Board since 1981, and served as Chief Executive Officer from 1981 through 1994. He is a director of BW/ IP, Inc. Mr. Leal has bachelor's and master's degrees in civil engineering from Santa Clara University and the California Institute of Technology, respectively, and a master's degree in business administration from the University of Chicago.

    A. Ewan Macdonald retired as Chairman and Chief Executive Officer of Del Monte Foods, a consumer products company, in 1994. He served as the Chairman and Chief Executive Officer of Del Monte Foods from 1990 to 1994, as President and Chief Executive Officer from 1987 to 1990 and as

Marketing Director from 1985 to 1987. He has a master's degree in economics from the University of Edinburgh, Scotland.

    Anthony R. Moore has been Chairman, Corporate Finance at BZW, the investment banking division of the Barclays Group, since 1996. He served previously as Chief Executive of Investment Banking Services at BZW from 1994 to 1996, as a Member of the Board of Bankers Trust International from 1992 to 1994 and as a Member of the Management Committee of County NatWest Limited from 1991 to 1992. Mr. Moore has served as a director of the Company since 1995. From 1983 to 1991, Mr. Moore served in a number of senior positions for Goldman Sachs & Co. He attended Worthing College and has a bachelor's degree from the University of Exeter, United Kingdom.

    Michael R. Peevey has served as President of New Energy Ventures, Inc. since 1995. He retired in 1993 as President and a director of Edison International, Inc. and its subsidiary, Southern California Edison Company, a position he accepted in 1990. He was an Executive Vice President of these companies from 1985 to 1990. He has served as a director of the Company since 1993, and he is also a director of Electro Rent Corporation, Amerigon Incorporated and Ocal, Inc. Mr. Peevey has bachelor's and master's degrees in economics from the University of California, Berkeley.

    Harald Peipers has served as a director of the Company since 1985. Dr. Peipers is an Attorney-at-Law in Essen, Germany. He served as a member of the Board of Executive Directors of Hochtief Aktiengesellschaft vorm. Gebr. Helfmann ("Hochtief AG"), a German corporation engaged in civil engineering and construction, between 1975 and 1994. He has a doctorate degree in law from the University of Heidelberg, is a director of Keller Group plc, and is Vice Chairman of the Board of Directors of Athens International Airport S.A.

    Robert M. Perry has been employed by the Company since 1955. He has served as a director since 1981, and as an Executive Vice President since 1991. Between 1978 and 1995, he served as Chief Financial Officer. He has a bachelor of science degree in civil engineering from the University of Michigan.

    John P. Trudinger and Richard C. Tucker, who currently serve as directors, are not nominees for reelection. Their service as directors will terminate upon the election of ten directors at the annual meeting.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The business of the Company is managed by and under the direction of the Board of Directors as provided by the laws of Delaware, the Company's state of incorporation. During the fiscal year ended March 28, 1997, the Board of Directors met five times. Each current director attended more than 75 percent of the aggregate number of meetings of the Board of Directors held during the period for which he was a director and meetings of the committees of the Board held during the periods he served on such committees.

    The Audit Committee of the Board of Directors reviews the scope of the independent public auditors' examination and related fees, the accounting principles applied by the Company in financial reporting, the scope of internal auditing procedures and the adequacy of internal controls. Michael R. Peevey currently is the Chairman and sole member of the Audit Committee, although Norman A. Barkeley also served on the Audit Committee prior to his resignation in May 1997. The committee met three times during the 1997 fiscal year.

    The Compensation Committee administers the Company's Long-Term Incentive Plan. The Compensation Committee also establishes the salary and bonus of the Company's Chief Executive Officer and approves the salaries and bonuses of the Company's other executive officers. The Compensation Committee's report on Executive Compensation is contained in a subsequent section of this Proxy Statement. Michael R. Peevey (Chairman) and Anthony R. Moore are the members of the Compensation Committee. The Compensation Committee met four times during the 1997 fiscal year.

    The Executive Action Committee of the Board of Directors is permitted to approve certain contracts and to take various other specified actions on behalf of the Board of Directors between meetings of the Board. The members of the Executive Action Committee are George D. Leal, Robert M. Perry, Arthur C. Darrow and Richard C. Tucker. The Executive Action Committee did not hold any meetings during the 1997 fiscal year.

    The Board of Directors is responsible for the nomination of candidates for election as directors. In March 1995, the Board appointed a Nominating Committee to establish criteria for desired qualifications of director candidates, evaluate and recommend qualified candidates for nomination, and recommend directors for membership on the various Board committees. Recommendations of the Nominating Committee are subject to the approval of the Board of Directors. The members of the Nominating Committee are Anthony R. Moore (Chairman), Michael R. Peevey and Richard C. Tucker. The Nominating Committee met eight times during the 1997 fiscal year. In connection with future shareholders' meetings, the Board of Directors and the Nominating Committee will consider director nominations recommended by the Company's shareholders but have not established formal procedures for the submission of such recommendations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    With respect to each person known by the Company to be the beneficial owner of more than five percent of its Common Stock, each director and nominee for director of the Company, each of the executive officers named in the Summary Compensation Table presented below and all directors and executive officers of the Company as a group, the following table sets forth the number of shares of Common Stock beneficially owned as of March 31, 1997 by each such person or group and the percentage of the outstanding shares of the Company's Common Stock beneficially owned as of March 31, 1997 by each such person or group. Unless otherwise indicated, each of the following shareholders has, to the Company's knowledge, sole voting and investment power with respect to the shares beneficially owned, except to the extent that such authority is shared by spouses under applicable law.

                                                                 SHARES OF COMMON STOCK
                                                                  BENEFICIALLY OWNED AS     PERCENT OF COMMON STOCK
                                                                           OF              BENEFICIALLY OWNED AS OF
NAME OF BENEFICIAL OWNER                                             MARCH 31, 1997             MARCH 31, 1997
---------------------------------------------------------------  -----------------------  ---------------------------
DIRECTORS
Arthur C. Darrow (1)...........................................            278,498                       1.5
George D. Leal (2).............................................            434,151                       2.4
Anthony R. Moore...............................................              3,400                         *
Michael R. Peevey (3)..........................................              6,666                         *
Harald Peipers.................................................                500                         *
Robert M. Perry (4)............................................            372,102                       2.1
John P. Trudinger (5)..........................................            135,667                         *
Richard C. Tucker (6)..........................................            173,100                         *

NOMINEES WHO ARE NOT CURRENTLY DIRECTORS
Ursula M. Burns................................................                  0                         0
Robert F. Clarke...............................................              2,000                         *
Gary R. Krieger (7)............................................             16,806                         *
A. Ewan Macdonald..............................................                  0                         0

NAMED EXECUTIVE OFFICERS NOT INCLUDED ABOVE**
Kevin J. Freeman (8)...........................................             41,577                         *
Henry Klehn, Jr. (9)...........................................            403,608                       2.2
Peter G. Rowley (10)...........................................            139,998                         *
William D. Webb (11)...........................................            175,787                         *

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP
  (15 persons) (12)............................................          2,299,527                      12.7

------------------------

  *  Owns less than 1% of the Company's outstanding shares of Common Stock.

 **  Mr. Darrow is also a named executive officer.

 (1) Information presented for Mr. Darrow includes 173,467 shares owned by the Darrow Family Trust, of which Mr. Darrow is trustee. Information presented for Mr. Darrow also includes 24,625 shares that he has the right to acquire through the exercise of stock options within 60 days.

 (2) Information presented for Mr. Leal includes 19,000 shares owned by the George and Mary Ann Leal Foundation, a charitable non-profit corporation, and as to which Mr. Leal may be deemed the beneficial owner. Mr. Leal is President and Chairman of the Board of the foundation and, subject to the approval and supervision of the foundation's Board of Directors, is responsible for directing the voting and disposition of these shares. Mr. Leal has no pecuniary interest in these shares and disclaims beneficial ownership of them. Information presented for Mr. Leal also includes 28,875 shares that he has the right to acquire through the exercise of stock options within 60 days.

 (3) Information presented for Mr. Peevey includes 1,666 shares that he has the right to acquire through the exercise of stock options within 60 days.

 (4) Information presented for Mr. Perry includes 2,109 shares owned by the Perry Trusts, of which Mr. Perry is the trustee. Information presented for Mr. Perry also includes 20,075 shares that he has the right to acquire through the exercise of stock options within 60 days.

 (5) Information presented for Mr. Trudinger includes 10,000 shares owned by his spouse and as to which Mr. Trudinger may be deemed the beneficial owner. Mr. Trudinger disclaims beneficial ownership of these shares. Information presented for Mr. Trudinger also includes 8,090 shares that he has the right to acquire through the exercise of stock options within 60 days. Mr. Trudinger is not a nominee for reelection as a director.

 (6) Information presented for Mr. Tucker includes 19,200 shares that he has the right to acquire through the exercise of stock options within 60 days. Mr. Tucker is not a nominee for reelection as a director.

 (7) Information presented for Dr. Krieger includes 11,365 shares that he has the right to acquire through the exercise of stock options within 60 days.

 (8) Information presented for Mr. Freeman includes 17,825 shares that he has the right to acquire through the exercise of stock options within 60 days.

 (9) Information presented for Mr. Klehn includes 20,800 shares owned by the Klehn Family Foundation, a charitable non-profit corporation, and as to which Mr. Klehn may be deemed the beneficial owner. Mr. Klehn is President and Chairman of the Board of the Klehn Family Foundation and, subject to the approval and supervision of the foundation's Board of Directors, is responsible for directing the voting and disposition of these shares. Mr. Klehn has no pecuniary interest in these shares and disclaims beneficial ownership of them. Information presented for Mr. Klehn also includes 22,075 shares that he has the right to acquire through the exercise of stock options within 60 days.

(10) Information presented for Mr. Rowley includes 8,450 shares that he has the right to acquire through the exercise of stock options within 60 days.

(11) Information presented for Mr. Webb includes 15,325 shares that he has the right to acquire through the exercise of stock options within 60 days.

(12) Information presented for the directors and executive officers as a group includes a total of 195,646 shares that certain of such persons have the right to acquire through the exercise of stock options within 60 days and 49,800 shares as to which beneficial ownership is disclaimed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 and regulations adopted thereunder require the Company's directors and executive officers and persons who own more than ten percent of the outstanding shares of the Company's Common Stock to file with the Securities and Exchange Commission, the New York Stock Exchange and the Company initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely upon (a) the Company's review of Forms 3, 4 and 5 (and any amendments thereto) that were furnished to the Company pursuant to Section 16(a) and applicable regulations by the foregoing persons and (b) written representations by such reporting persons, the Company believes that all applicable Section 16(a) filing requirements were complied with on a timely basis by these reporting persons with respect to the Company's most recent fiscal year, except that: (1) John P. Trudinger, a director, reported four stock sales on Form 5 which were not previously reported on Form 4 on a timely basis; (2) Michael R. Peevey, a director, reported on a Form 5 filed with respect to the Company's 1997 fiscal year an option grant that was received during the 1996 fiscal year; and (3) DM Investors, Inc., a Delaware corporation formerly known as Hochtief, Inc. ("Hochtief"), Hochtief AG (its parent corporation) and RWE Aktiengesellschaft (the majority owner of Hochtief AG) did not file a Form 4 on a timely basis with respect to the sale to the Company of 3,700,000 shares of Common Stock.

COMPENSATION OF DIRECTORS

    The Company pays each of its non-employee directors an annual retainer fee of $18,000 plus $1,000 per day for each Board meeting or committee meeting attended by the director. Each non-employee director who chairs a Board committee receives an additional annual retainer of $3,000 for each committee chaired. Retainer fees are paid in arrears at fiscal year-end and may be taken in cash, applied to the purchase of Company stock, or deferred under the terms of the Dames & Moore, Inc. Deferred Compensation Plan. Meeting fees are payable currently or may be deferred or applied to the purchase of stock. Non-employee directors also are reimbursed for actual out-of-pocket travel expenses in connection with attendance at Board or committee meetings.

    Under the terms of the Company's 1995 Stock Option Plan for Non-Employee Directors, each newly elected non-employee director receives an option grant on the first business day which follows the date of the conclusion of the annual meeting to purchase 5,000 shares of Common Stock at an exercise price equal to 100 percent of the fair market value of the stock as of the grant date. Each continuing non-employee director on subsequent reelection receives an annual option grant to purchase 1,000 shares of Common Stock on the same date and at the same exercise price described in the preceding sentence.

    Other directors receive no remuneration for serving as directors other than reimbursement of travel expenses.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table shows aggregate cash and long-term compensation paid or accrued for each of the last three fiscal years to the Chief Executive Officer and the four other most highly compensated executive officers of the Company.

                                                                    LONG-TERM
                                                                  COMPENSATION
                                                                     AWARDS
                                                                  -------------
                                                                   SECURITIES
                                         ANNUAL COMPENSATION (1)   UNDERLYING
                                         -----------------------    OPTIONS/          ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR     SALARY ($)   BONUS ($)     SARS (#)     COMPENSATION ($)(2)
----------------------------  ---------  ----------  -----------  -------------  -------------------
Arthur C. Darrow                   1997  $  400,000   $       0             0        $     8,724
Chief Executive Officer and        1996     374,712      90,000             0              8,661
President                          1995     273,557      95,000        16,000              8,698

Peter G. Rowley                    1997     263,000           0             0                  0
Senior Vice President              1996     228,243      60,000             0                  0
                                   1995     217,157      22,000         5,000                  0

Henry Klehn, Jr.                   1997     240,000           0             0              8,805
Executive Vice President           1996     209,039      55,000             0              6,858
                                   1995     203,846      52,000         9,500              7,877

Kevin J. Freeman                   1997     230,000           0             0              9,313
Senior Vice President              1996     218,077      60,000             0              7,022
                                   1995     203,846      67,000        12,500              8,190

William D. Webb                    1997     220,000           0             0             30,879
Senior Vice President              1996     165,000      39,000         6,000             67,721
                                   1995     160,000      30,000         5,000             15,514

------------------------

(1) The dollar value of perquisites and other personal benefits, if any, for each of the named executive officers was less than the reporting thresholds established by the Securities and Exchange Commission.

(2) The compensation reported under All Other Compensation includes Company contributions to the Capital Accumulation Plan, a defined contribution retirement plan, made during the 1995, 1996 and 1997 fiscal years and payments to equalize cost-of-living expenses, relocation costs and certain other expenses related to international assignment. With respect to the 1997 fiscal year: all amounts reported for Messrs. Darrow and Klehn represent contributions to the Capital Accumulation Plan; the Company paid $750 to Mr. Freeman with respect to his relocation and contributed $8,563 on his behalf to the Capital Accumulation Plan; and the Company paid $21,872 to Mr. Webb with respect to his relocation and contributed $9,007 on his behalf to the Capital Accumulation Plan.

OPTION/SAR GRANTS DURING THE 1997 FISCAL YEAR

    As discussed in the Report of the Compensation Committee on Executive Compensation, no stock options were awarded to executive officers during the 1997 fiscal year, other than an option granted to a newly hired executive as an inducement to accept employment with the Company. No stock appreciation rights ("SARs") were granted during the year.

AGGREGATED OPTION/SAR EXERCISES DURING THE 1997 FISCAL YEAR AND FISCAL YEAR-END
  OPTION/SAR VALUES

    The following table provides information with respect to the exercise of stock options during the fiscal year ended March 28, 1997 by the executive officers named in the Summary Compensation Table and with respect to unexercised "in-the-money" stock options outstanding as of March 28, 1997. In-the-money stock options are options for which the exercise price is less than the market price of the underlying stock on a particular date. No executive officer or any other employee of the Company held or exercised any SARs at any time during the 1997 fiscal year.

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                               OPTIONS/SARS HELD AT     IN-THE-MONEY OPTIONS/SARS
                                                               FISCAL YEAR-END (#)      AT FISCAL YEAR-END ($)(1)
                       SHARES ACQUIRED                      --------------------------  --------------------------
        NAME           ON EXERCISE (#)   VALUE REALIZED($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------  -----------------  -----------------  -----------  -------------  -----------  -------------
Arthur C. Darrow                  0                  0          20,625        14,000     $   3,500    $    10,500
Peter G. Rowley                   0                  0           7,200         4,650         1,094          3,281
Henry Klehn, Jr.                  0                  0          19,700         9,025         2,078          6,234
Kevin J. Freeman                  0                  0          14,700        10,750         2,734          8,203
William D. Webb                   0                  0          12,575        11,250         1,094         13,781

------------------------

(1) These values are based on a price of $12.875 per share, the closing price of the Common Stock on the New York Stock Exchange on March 28, 1997.

EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

    On April 1, 1997, the Company and Mr. Darrow entered into an employment agreement with a term of four years for Mr. Darrow's employment as Chief Executive Officer and President of the Company. During this period, Mr. Darrow's annual base salary will not be less than $400,000, unless he agrees to a reduction, and will be subject to review and potential adjustment to a higher level no less frequently than annually. During the term of employment, Mr. Darrow is eligible to receive a cash bonus based upon the Company's achievement of certain operating and/or financial goals, and he is eligible to participate in any equity-based incentive compensation plan or program approved by the Board of Directors. The agreement requires the Company to purchase and maintain term life insurance in the amount of $3,000,000 on Mr. Darrow's life, with death benefits payable to beneficiaries designated by him. The agreement also specifies that Mr. Darrow is required to own directly or through trusts for his benefit a number of shares of the Company's Common Stock with a fair market value of at least $1,600,000 or four times his base salary if base salary is adjusted.

    The employment agreement provides that, if Mr. Darrow's employment is terminated by the Company without cause or by Mr. Darrow for good reason (which includes assignment of any duties inconsistent with his position, authority or responsibilities or a failure by the Company to comply with any provisions of the agreement), he will receive a severance benefit equal to two times the sum of his base salary and target bonus. Mr. Darrow is eligible for the same severance benefit if he voluntarily terminates his employment in the thirteenth month following a change-in-control of the Company. However, if Mr. Darrow's employment is terminated by the Company within two years after a change-in-control or if he terminates for good reason within two years after a change-in-control, he will receive a severance benefit equal to three times the sum of his base salary and target bonus.

    Under the terms of the agreement, a change-in-control is deemed to have occurred if (a) another individual, entity or group becomes the beneficial owner of thirty percent or more of the combined voting power of the outstanding securities of the Company entitled to vote in the election of directors, (b) current members of the Board of Directors cease to constitute at least two-thirds of the Board unless individuals becoming directors were approved by Mr. Darrow and a majority of the directors comprising the incumbent Board, (c) the Company's shareholders approve a reorganization, merger or consolidation in which the individuals and entities that are beneficial owners of the capital stock and voting securities of the Company will not beneficially own more than seventy percent of the capital stock and voting securities of the Company after the transaction, or (d) there is a complete liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the Company's assets, excluding certain transfers of assets to another corporation which is controlled by the Company's shareholders.

    The Company has not entered into employment agreements, severance agreements or change-in-control arrangements with any of the other executive officers who are named in the Summary Compensation Table.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    In line with the Company's objective to maximize long-term return to its shareholders, the Compensation Committee (the "Committee") annually reviews and adjusts, as required, the compensation of the Company's executive officers. The Committee believes that maintaining appropriate compensation policies and programs is an important factor in attracting, motivating and retaining effective senior executives. A significant portion of each executive's annual and long-term compensation is linked directly to performance. Moreover, the Company requires that senior executives and other officers hold significant stock positions in the Company, thereby making their long-term interests compatible with those of public shareholders.

    In fiscal 1997, the Committee reexamined the compensation policies and programs available to executive officers. The Committee concluded that the specific components of the program were appropriate but that total compensation should more clearly and directly reflect year-to-year improvement in Company performance and enhancement of shareholder value as the result of improved performance. Accordingly, the Company's operating plan for fiscal 1997 and the individual performance targets for the Company's executive officers were set at levels that, if achieved, would represent substantially improved performance over fiscal 1996. As a means of further linking compensation to enhancement of shareholder value, the Committee determined that performance-based incentive compensation should be paid primarily in restricted stock rather than as a cash bonus.

    With this modification, the compensation program for the Chief Executive Officer (the "CEO") and other executive officers consists of base salary, annual incentive compensation awarded primarily in restricted stock and long-term incentive compensation. A previous requirement for share retention as the basis for being eligible to receive incentive compensation is in the process of being replaced by a requirement for specific share ownership by executive officers.

EXECUTIVE OFFICER COMPENSATION

    In establishing executive officer compensation levels for fiscal 1997, the Committee examined compensation paid to executives within the engineering services industry. The Committee recognized that few engineering firms are comparable overall to the Company in size, scope of operations and performance characteristics. Accordingly, several executive compensation surveys were also examined to obtain corroborating data for firms of comparable size in other industries. After reviewing these sources of compensation data, the Committee exercised considerable subjective judgment in establishing executive officer compensation levels for fiscal 1997.

    The Committee judged that the base salary levels of nine of the Company's ten executive officers, including the CEO, were generally in line with the median salaries paid to executives holding positions of comparable responsibility. Salary increases granted by the Committee to nine executive officers ranged from zero to 15.2 percent, and averaged 6.3 percent. A tenth executive officer received a salary increase of 33.3 percent upon promotion to Senior Vice President and assignment as a Division Manager.

    A significant change was made in the form of annual incentive compensation awards that will be made available to executive officers. Executive officers' performance was judged based on measurement of results achieved against objectives set in the Company's fiscal 1997 operations plan. The aspects of performance that were evaluated included achieving targets for revenue growth, improvement in quality of services provided to clients, increases in market share, human resource development and profitability. Of these factors, the most heavily weighted were those relating to revenue growth (excluding acquisitions) and profit. After evaluating performance, the Committee determined that no incentive compensation should be paid to any executive officer due to the failure of the Company to meet the operating objectives set at the beginning of the year.

    With one exception, no long-term incentive compensation in the form of options was awarded to executive officers in fiscal 1997. The one exception pertains to an award of options granted to a newly hired executive as an inducement to accept employment with the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

    At the beginning of fiscal 1997, the Company's net revenue base increased approximately 12 percent as the result of two acquisitions. In recognition of the greater scope and complexity of the CEO's responsibilities, the Committee set the CEO's base salary at $400,000, which represented a salary increase of
5.3 percent. The Committee's judgment was that this salary level was competitive with salary compensation offered by firms of comparable size both within and outside the engineering services industry.

    In evaluating the CEO's performance for purposes of incentive awards, the Committee took several factors into account. Among these factors, the following were considered most relevant: (a) execution of the Company's strategic plan;
(b) meeting planned revenue and profit objectives for fiscal 1997; (c) meeting personal performance objectives; and (d) enhancement of shareholder value through stock price appreciation. As previously stated, for the executive officers as a group, and in spite of the fact that the CEO's performance was judged satisfactory in other respects, no incentive compensation was awarded to the CEO due to the Company's failure to meet fiscal 1997 planned profit objectives.

SHARE OWNERSHIP

    Upon the conversion from a limited partnership to a publicly held corporation in March 1992, the former partners who became officers of the Company acquired significant holdings of the Company's stock. At that time, the Board of Directors adopted a policy that encouraged all officers to retain a substantial percentage of the acquired shares as a means of aligning the interests of the Company's key management and professional personnel with the interests of the Company's public shareholders.

    With the recent recruitment or promotion of key executives who were not significant shareholders at the time of the 1992 public offering, the Board of Directors and the Compensation Committee have concluded that the policy on share retention should be replaced by a policy which establishes a share ownership objective that is a function of organizational position and base salary. Meeting this objective within a prescribed period of time will be a requisite for an executive officer to participate in the Company's incentive compensation program. This policy will be developed during fiscal 1998 and will be supported by the Committee's decision to grant incentives in the form of restricted stock rather than cash bonuses. However, as the first step in this process, the CEO's employment contract (summarized in the preceding section of this Proxy Statement) requires that the CEO own Company stock valued at $1,600,000, or four times base salary if salary is adjusted.

INTERNAL REVENUE CODE RESTRICTIONS

    Effective in 1994, Internal Revenue Code Section 162(m) generally precludes a publicly held corporation from taking a tax deduction for compensation in excess of $1,000,000 that is paid to its Chief Executive

Officer or any of its four other highest paid executive officers. Certain performance-based compensation is not subject to the deduction limit if specified requirements are satisfied.

    It is the policy of the Committee that, under ordinary circumstances, the Company's compensation programs should be structured in a manner that is designed to comply with the requirements of Section 162(m) and any regulations promulgated thereunder in order to ensure the full deductibility of all compensation paid to the Company's executive officers. The Committee will reexamine its policy with respect to Section 162(m) on an ongoing basis.

                                          COMPENSATION COMMITTEE
                                          Michael R. Peevey, Chairman
                                          Anthony R. Moore

STOCK PERFORMANCE GRAPH

    The following graph sets forth the Company's cumulative total shareholder return on its Common Stock as compared to the S&P 500 Index, a peer group of seven environmental companies (Peer Group 1 in the graph) and a peer group of three engineering and construction companies (Peer Group 2 in the graph) based upon an assumed initial investment of $100 in each of the Common Stock, the S&P 500 Index and the two peer groups. The graph covers the period from March 27, 1992 through March 28, 1997 (the last day of the Company's most recent fiscal year). The stock price performance shown below is not necessarily indicative of future price performance, and the companies in the peer groups are not necessarily comparable for any purpose other than the graph.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                       AMONG DAMES & MOORE, INC., S&P 500
                          INDEX AND PEER GROUPS(1)(2)

                          1992       1993       1994       1995       1996       1997
----------------------------------------------------------------------------------------
Dames & Moore              100.00      87.65      91.20      57.73      54.02      63.70
S&P 500 Index              100.00     115.23     116.93     135.13     178.51     213.89
Peer Group 1               100.00      82.68      52.60      44.93      44.57      35.58
Peer Group 2               100.00      89.74      89.32      79.92     101.04      99.05

------------------------

(1) In addition to an assumption of an investment of $100 at the opening of business on March 27, 1992 in each of the Common Stock, the S&P 500 Index and the two peer groups, the graph assumes the reinvestment of all dividends. Investment in the peer groups is weighted by relative market capitalization.

(2) The environmental peer group of publicly held companies (Peer Group 1) excludes the Company and includes Emcon; Fluor Daniel/GTI; Harding Lawson Associates, Inc.; ICF Kaiser International, Inc.; International Technology Corporation; URS Corp.; and Roy F. Weston, Inc. (Class A). The engineering and construction peer group of publicly held companies (Peer Group 2) excludes the Company and includes Jacobs Engineering Group, Inc.; Stone & Webster, Inc.; and Michael Baker Corp. Gilbert Associates, Inc., which was previously included in the Proxy Statement's peer group of companies, is excluded from this year's graph since it is no longer in the environmental business. Greiner Engineering, Inc., which was previously included in the Proxy Statement's peer group of companies, is excluded from this year's graph since it was acquired by URS Corporation in 1996. All of the companies that are included in Peer Groups 1 and 2 (plus Gilbert Associates, Inc. and Greiner Engineering, Inc.) were included in one peer group in the Company's Proxy Statement for its 1996 fiscal year. That peer group has been divided into two peer groups for purposes of this Proxy Statement in order to illustrate the Company's performance against (a) the environmental companies that it has traditionally held to be its primary competition since its 1992 initial public offering and (b) the engineering and construction peer group that has elements similar to some of the Company's recent acquisitions. The combined peer group against which the Company compared itself in previous performance graphs had a total cumulative return of (24.3) percent compared to the Company's return of (36.3) percent.

                                   PROPOSAL 2
             AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION
              TO CHANGE THE COMPANY'S NAME TO DAMES & MOORE GROUP

    On May 27, 1997, the Board of Directors adopted resolutions that approve certain amendments to the Company's Restated Certificate of Incorporation and which recommend that the Company's shareholders approve the proposed amendments at the annual meeting. The proposed amendments are described below in this Proxy Statement. Each proposed amendment requires the affirmative vote of at least two-thirds of the Company's outstanding shares of Common Stock and, assuming such approval is given at the annual meeting, will become effective after the Company files with the Delaware Secretary of State a certificate that contains each amendment.

    The Board of Directors recommends that shareholders approve an amendment to the Company's Restated Certificate of Incorporation to change the Company's name from Dames & Moore, Inc. to Dames & Moore Group. Upon the effectiveness of the proposed amendment, Article I of the Restated Certificate of Incorporation will read in its entirety as follows:

                                   Article I
                                      Name

       The name of the corporation is Dames & Moore Group (the
       "Corporation").

    Shareholder approval to change the Company's name from Dames & Moore, Inc. to Dames & Moore Group is being sought in order to reflect the organization of the Dames & Moore network of companies. As the parent corporation, the Company's role is to provide ongoing strategy, vision and systems support, as well as direct communications with shareholders and the financial community, for the entire Dames & Moore family of companies. The new name is an outgrowth of the Company's strategic plan, the mission of which is to make the Dames & Moore network of companies a preeminent, full-service engineering, consulting and construction management organization with revenues in excess of $1 billion by the year 2000. Adding the word "Group" to the Company's name represents the accumulation of all of the firm's entities and broadens our vision beyond a one-company perspective. Dames & Moore Group will oversee the aggregate of Dames & Moore's primary and ancillary businesses, or what we call the Dames & Moore Group of companies.

    Following the name change, outstanding shares of Common Stock will continue to be represented by existing stock certificates. Therefore, shareholders should not return their certificates to the Company or its transfer agent for the purpose of having the new name added to the certificates.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED WILL BE VOTED FOR THE PROPOSAL.

                                   PROPOSAL 3
             AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION
                  TO INCREASE THE NUMBER OF AUTHORIZED SHARES
                      OF PREFERRED STOCK AND COMMON STOCK

    The Board of Directors recommends that shareholders approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of shares of stock that the Company is authorized to issue to an aggregate of 55,000,000 shares, of which 5,000,000 shares will be Preferred Stock and 50,000,000 shares will be Common Stock. The Restated Certificate of Incorporation currently provides for 28,000,000 authorized shares, of which 1,000,000 are Preferred Stock and 27,000,000 are Common Stock.

    Upon the effectiveness of the proposed amendment, Article IV.A of the Restated Certificate of Incorporation will read in its entirety as follows:

           A. The Corporation is authorized to issue two classes of shares of capital stock to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares of capital stock which the Corporation shall have authority to issue is 55,000,000, of which 5,000,000 shares shall be Preferred Stock with a par value of $0.01 per share and 50,000,000 shares shall be Common Stock with a par value of $0.01 per share.

    The Company's original Certificate of Incorporation, which was filed with the Delaware Secretary of State on March 7, 1991, provided that the Company had authority to issue an aggregate of 70,000,000 shares, of which 10,000,000 shares were Preferred Stock with a par value of $0.01 per share and 60,000,000 shares were Common Stock with a par value of $0.01 per share. Several months later, the Company filed an amendment that reduced the number of authorized shares to the current amount. The purpose of reducing the number of authorized shares was to achieve a reduction in the annual Delaware franchise tax by authorizing fewer shares in the Certificate of Incorporation until additional shares were needed for various corporate purposes.

    Since 1991, the Company has made several acquisitions of businesses by using both cash and stock. As the Company continues to implement its strategic growth plan in future years, it is anticipated that larger acquisitions are likely to be primarily stock rather than cash acquisitions. The Company also anticipates that shares of Common Stock will continue to be issued pursuant to its Amended and Restated 1991 Long-Term Incentive Plan and its 1995 Stock Option Plan for Non-Employee Directors. The additional authorized shares for which shareholder approval is sought may be used by the Company for other purposes, including, without limitation, the issuance of stock to obtain additional capital or the issuance of stock in connection with stock dividends, stock splits or other equity compensation and employee benefit plans that may be adopted in the future.

    The additional authorized shares of Common Stock may also be issued upon the exercise of stock purchase rights ("Rights") granted in connection with the shareholder rights plan (the "Rights Plan") that was adopted pursuant to the Rights Agreement dated as of March 28, 1997 between the Company and ChaseMellon Shareholder Services LLC. As provided in more detail in the summary of the Rights Plan that the Company delivered to shareholders on approximately March 28, 1997, the Board of Directors declared a dividend of one Right for each share of Common Stock that was outstanding on that date.

When exercisable, each Right will entitle the holder to purchase one two-hundredth of a share of Series A Junior Participating Preferred Stock at a price of $65.00, subject to the adjustment provisions of the Rights Plan. One Right also will be issued with respect to each share of Common Stock that the Company issues after March 28, 1997. Approximately 135,000 shares of Preferred Stock have been reserved for issuance upon exercise of the Rights.

    In general, the Rights are not exercisable until after a person or group acquires 15 percent or more of the Company's outstanding shares of Common Stock or makes a tender offer for 15 percent or more of such shares. Under certain circumstances, including the acquisition by a person or group of 15 percent or more of the Company's outstanding shares of Common Stock, the Rights Plan permits shareholders (other than the acquiring person or group) to exercise the Rights by purchasing shares of Common Stock at one-half market value. The Rights are designed to assure that all shareholders receive fair and equal treatment in the event of an unsolicited attempt to acquire the Company and to guard against partial, two-tier or inadequate tender offers and other abusive takeover tactics, which the Board of Directors believes are not in the best interests of shareholders.

    The added flexibility of having additional authorized shares available for the purposes described in the preceding paragraphs without the expense and delay of obtaining shareholder approval at the time of the issuance of additional shares is now considered by the Board of Directors to far outweigh the cost savings of maintaining fewer authorized shares. Assuming that the proposed amendment is approved at the annual meeting, the Board of Directors will be entitled to authorize the issuance of the additional shares of Common Stock and Preferred Stock without further approval of the Company's shareholders, subject to any applicable laws or New York Stock Exchange rules which require shareholder approval for certain stock issuances. Among other things, the New York Stock Exchange requires shareholder approval of certain stock issuances to officers and directors, and in connection with significant acquisitions that exceed specified amounts.

    As of June 13, 1997, of the 27,000,000 authorized shares of Common Stock, 18,041,348 shares were outstanding, 2,251,392 shares were reserved for issuance under the Amended and Restated 1991 Long-Term Incentive Plan and 50,000 shares were reserved for issuance under the 1995 Stock Option Plan for Non-Employee Directors. Thus, 6,657,260 shares of Common Stock were unissued and unreserved as of that date. As of June 13, 1997, no shares of Preferred Stock were outstanding although, as described previously, approximately 135,000 shares were reserved under the Rights Plan.

    The Board of Directors will be entitled to determine the dividend rates, conversion prices, voting rights, redemption prices and other rights, privileges and preferences of any shares of Preferred Stock that are issued in the future out of the additional authorized shares for which shareholder approval is sought. Shareholders do not have preemptive rights with respect to the issuance of additional shares of Common Stock or Preferred Stock. The issuance of additional shares of stock could have a dilutive effect on earnings per share under certain circumstances and on existing shareholders' proportionate ownership and voting interests in the Company.

    The Company does not have any present arrangements, agreements or plans to issue additional shares of Preferred Stock or Common Stock, except for shares of Preferred Stock or Common Stock that may be issued upon the exercise of the Rights and except for shares of Common Stock that may be issued pursuant to (a) one or more acquisitions that may be negotiated and consummated in the future,
(b) the Amended and Restated 1991 Long-Term Incentive Plan and the 1995 Stock Option Plan for Non-Employee Directors, and (c) non-employee directors' elections to receive stock in lieu of retainer or meeting fees.

    Under certain circumstances, an increase in the authorized number of shares of Preferred Stock and Common Stock could have an anti-takeover effect by making it more difficult for a person or group to obtain control of the Company (and thereby remove incumbent management) by means of a tender offer, merger or other transaction. For example, the Company's issuance of additional shares in a public or private sale, merger or other transaction or pursuant to the exercise of the Rights would increase the number of outstanding shares and thereby dilute the equity interest and voting power of a person who is attempting to obtain control of the Company. By potentially discouraging initiation of an attempt by a third party to gain control of the Company, the proposed increase in the authorized number of shares could, under certain circumstances, limit the ability of shareholders to dispose of their shares at the higher prices that are sometimes available in takeover attempts or similar transactions.

    Other provisions in the Company's current Restated Certificate of Incorporation and Bylaws which could under certain circumstances have an anti-takeover effect include (a) a limit on the maximum size of the Board of Directors, with the exact number of directors within a specified size range to be determined by the then-current Board, (b) a requirement of the approval of a majority of all directors in office (rather than a simple majority of the directors present at a Board meeting) for certain corporate actions, (c) a requirement that newly created directorships and vacancies on the Board may be filled only by the directors then in office, (d) a prohibition on shareholder action by written consent in lieu of a meeting, and (e) a requirement of a supermajority vote by shareholders in order to amend the Restated Certificate of Incorporation or Bylaws. As discussed below in this Proxy Statement, the Board of Directors has proposed that shareholders vote at the annual meeting to eliminate the supermajority vote requirement.

    Notwithstanding the foregoing, the proposal by the Board of Directors to increase the number of authorized shares of stock is not being made in response to any effort known by the Board to acquire control of the Company by means of a merger, accumulation of stock, tender offer, solicitation in opposition to management or otherwise, and the Board of Directors does not presently intend to adopt or propose other anti-takeover provisions not described in this Proxy Statement.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED WILL BE VOTED FOR THE PROPOSAL.

                                   PROPOSAL 4
             AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION
            TO PROVIDE THAT THE BOARD OF DIRECTORS SHALL CONSIST OF
               NOT LESS THAN EIGHT NOR MORE THAN TWELVE DIRECTORS

    The Board of Directors recommends that shareholders approve an amendment to the Company's Restated Certificate of Incorporation to provide that the Board of Directors shall consist of not less than eight nor more than twelve directors, with the exact number of directors to be determined from time to time by a majority of the directors then in office. The Restated Certificate of Incorporation and Bylaws currently provide that the Board of Directors shall consist of not less than ten nor more than fifteen directors, with the exact number to be determined by a majority of the directors then in office. The Board of Directors currently has set the number of directors at ten.

    Upon the effectiveness of the proposed amendment, Article V.A of the Restated Certificate of Incorporation will read in its entirety as follows:

           A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall consist of not less than eight nor more than twelve directors, with the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office.

    The Board of Directors has adopted a conforming amendment to the Bylaws that will become effective upon the effective date of the proposed amendment to the Restated Certificate of Incorporation.

    The current range in the size of the Board of Directors was included in the original 1991 Certificate of Incorporation to reflect the ownership of the Company at that time and the expected change in ownership resulting from the Company's initial public offering in 1992. Specifically, Board size and composition were designed to reflect three ownership constituencies: (a) the Company's executive officers and other officers, who would continue to own a majority of the Company's stock; (b) Hochtief, which would hold approximately one-sixth of all outstanding shares; and (c) public shareholders, who would hold approximately one-fourth of all outstanding shares. Because of the desirability of representation of each of these shareholder groups on the Board of Directors, a large Board with flexibility for an increased or decreased number of members was considered necessary.

    Several developments since 1992 have caused the Board of Directors to conclude that the minimum and maximum size of the Board should be decreased. The most significant of these developments is that, in November 1996, the Company repurchased all shares of Common Stock held by Hochtief. This eliminated the need for representation by Hochtief on the Board of Directors. In addition, the retirement of some of the Company's officers, along with the transfer of shares by officers, has reduced insider share ownership to approximately 30 percent of all outstanding shares.

    Finally, the Board of Directors has concluded that a somewhat smaller Board will be both more efficient and less costly to administer. The Board believes that the ability to select a smaller Board should facilitate communications and decision-making. The lower minimum number of directors could help to avoid having to fill unexpected Board vacancies on short notice in order to meet the minimum size requirement. If and when a vacancy occurs, the Board will be able to conduct an organized search for a replacement, thereby preserving the high quality of the Board. Furthermore, the present maximum of fifteen directors has never been used by the Company and is unlikely to be used in the future.

    Under certain circumstances, a reduction in the maximum size of the Board of Directors could have an anti-takeover effect by making it more difficult for a person or group to obtain control of the Company by electing a majority of the Board. However, the proposal by the Board of Directors to reduce the minimum and maximum size of the Board is not being made in response to any effort known by the Board to acquire control of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED WILL BE VOTED FOR THE PROPOSAL.

                                   PROPOSAL 5
             AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION
                TO ELIMINATE THE REQUIREMENT OF A SUPERMAJORITY
                              VOTE BY SHAREHOLDERS

    The Board of Directors recommends that shareholders approve an amendment to the Company's Restated Certificate of Incorporation to eliminate the requirement of a supermajority vote by shareholders in order to amend the Restated Certificate of Incorporation or Bylaws.

    Article VIII.B of the Restated Certificate of Incorporation currently provides that, in addition to the affirmative vote of the Board of Directors, any provision of the Restated Certificate of Incorporation may be amended or repealed only by the affirmative vote of the holders of at least two-thirds of the total voting power of the Company's then-outstanding securities entitled to vote on the amendment. Article VIII.C of the Restated Certificate of Incorporation currently provides that the shareholders are entitled to adopt, amend or repeal any provision of the Bylaws only upon the affirmative vote of the holders of at least two-thirds of the total voting power of the Company's then-outstanding securities entitled to vote on the amendment. Article VIII.C also permits the Board of Directors to adopt, amend or repeal any provision of the Bylaws upon the approval of a majority of the directors then in office. The Company's Bylaws contain comparable provisions regarding their adoption, amendment or repeal.

    Upon the effectiveness of the proposed amendment to the Restated Certificate of Incorporation, Article VIII.B will be deleted and Article VIII.C will be relabeled as Article VIII.B and amended to read in its entirety as follows:

           B. The Board of Directors shall have concurrent power with the stockholders to adopt, amend or repeal the Bylaws of this Corporation; provided, however, that no provision of the Bylaws may be adopted, amended or repealed if the effect thereof would be to modify or permit the circumvention of any provision of this Certificate of Incorporation. Any adoption, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the directors then in office. In addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation that may be required by law or otherwise, any adoption, amendment or repeal of any provision of the Bylaws by the stockholders shall require the affirmative vote of the holders of a majority of the total voting power of the then-outstanding securities of the Corporation that are entitled to vote generally in the election of directors, voting together as a single class.

    The Board of Directors has adopted a conforming amendment to the Bylaws which will become effective upon the effective date of the proposed amendment to the Restated Certificate of Incorporation.

    After the Restated Certificate of Incorporation is amended in the manner described above to delete the supermajority shareholder approval provision, the Delaware General Corporation Law will govern any subsequent amendment of the Company's Restated Certificate of Incorporation. Under current Delaware law, any subsequent amendment will require the approval of (a) the Board of Directors and
(b) a majority of the voting power of the Company's then-outstanding securities entitled to vote in elections of directors. Under certain circumstances, a separate vote of a class or series of stock is also required to approve an amendment to a corporation's certificate of incorporation. The Board of Directors believes that it is unnecessary to summarize Delaware law in the Restated Certificate of Incorporation and therefore recommends the deletion of
Article VIII.B.

    The current supermajority shareholder voting provisions of the Restated Certificate of Incorporation and Bylaws were included in the original 1991 Certificate of Incorporation. The Company had been a privately held partnership since its formation in 1938. Its partnership agreement required that any amendment to that agreement be approved by at least two-thirds of the voting power of the partnership. Since the former partners would hold approximately 70 percent of the outstanding Common Stock following the Company's conversion to corporate form and the initial public offering, they required the retention of this two-thirds approval requirement as a condition for approving the transition from a partnership to a publicly held corporation.

    In November 1996, the Company repurchased all shares of Common Stock held by Hochtief, a former partner and the Company's largest shareholder. This repurchase, together with the retirement of some of the Company's former partners and the transfer of shares by other former partners who currently serve as officers of the Company, has reduced insider share ownership to approximately 30 percent of all outstanding shares. Since former partners who are still active in the Company's business no longer own a majority of the Company's outstanding shares of Common Stock, the Board of Directors believes that the reason for including a supermajority voting requirement in the Company's charter documents is no longer present. The Board of Directors believes that the interests of shareholders can be protected through a simple majority vote requirement and, accordingly, recommends that shareholders approve the amendment to the Restated Certificate of Incorporation that is described above.

    The elimination of the supermajority voting requirement will facilitate future amendments of the Restated Certificate of Incorporation since the approval of only a majority, rather than two-thirds, of the outstanding voting securities will be required. The Board of Directors believes that this increased flexibility is in the interests of shareholders. Although it is possible that the elimination of the supermajority voting requirement could under certain circumstances assist a person or group in obtaining control of the Company since ownership of only a majority of the voting securities will be required to amend the Company's charter documents, the Board of Directors believes that the recently adopted Rights Plan will protect the Company's shareholders against unfair takeover attempts.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED WILL BE VOTED FOR THE PROPOSAL.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    KPMG Peat Marwick LLP has been selected as the Company's independent public accountants for the 1998 fiscal year. It is expected that a representative of KPMG Peat Marwick LLP will be present at the meeting. Such representative may make a statement if he or she desires to do so and will be available to respond to appropriate questions.

             OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

    The Board of Directors knows of no other business to be presented at the annual meeting. If any other business properly comes before the annual meeting, it is the intention of the persons named in the accompanying form of proxy or their substitute(s) to vote on that business in accordance with their best judgment.

               SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

    Shareholders of the Company who intend to submit proposals to the Company's shareholders at the next annual meeting of shareholders must submit such proposals to the Company no later than February 24, 1998 in order to be included in the Company's proxy statement and form of proxy relating to that meeting. Such proposals must also comply with the requirements of the Securities and Exchange Commission relating to proposals of security holders. Shareholder proposals should be submitted in writing to the Company's principal executive offices at: 911 Wilshire Boulevard, Suite 700, Los Angeles, California 90017,
Attention: Corporate Secretary.

                                          By Order of the Board of Directors

                                                       [SIG]

                                          Mark A. Snell
                                          Executive Vice President,
                                          Chief Financial Officer and
                                          Corporate Secretary

June 24, 1997
Los Angeles, California

    SHAREHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 28, 1997, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES THERETO, UPON WRITTEN REQUEST TO THE COMPANY AT: 911 WILSHIRE BOULEVARD, SUITE 700, LOS ANGELES, CALIFORNIA 90017, ATTENTION: INVESTOR RELATIONS. UPON WRITTEN REQUEST, THE COMPANY WILL ALSO FURNISH TO SUCH SHAREHOLDERS A COPY OF ANY EXHIBITS TO ITS ANNUAL REPORT ON FORM 10-K FOR A FEE OF $0.20 PER PAGE, PAYABLE IN ADVANCE. THIS FEE COVERS ONLY THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBITS.

                                     [LOGO]
                           PRINTED ON RECYCLED PAPER

                               DAMES & MOORE, INC.
            PROXY - ANNUAL MEETING OF SHAREHOLDERS - AUGUST 11, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


The undersigned shareholder hereby appoints George D. Leal and Arthur C. Darrow, and each of them, as proxies for the undersigned, each with the power to appoint his substitute, to represent and to vote, as designated on the reverse side of this proxy, all of the shares of the common stock of Dames & Moore, Inc. (the "Company") held of record by the undersigned on June 13, 1997 at the annual meeting of shareholders to be held on August 11, 1997 and at any adjournment thereof.

The undersigned shareholder hereby revokes any proxy heretofore given to vote at said meeting and any adjournment thereof. Receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement accompanying said Notice and the Annual Report to Shareholders for the fiscal year ended March 28, 1997 hereby is acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED AS DIRECTORS BY THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3, 4 AND 5 DESCRIBED ON THE REVERSE SIDE OF THIS PROXY.

I plan to attend the meeting.      / /

Please mark your votes as indicated in this example.   /X/

1.   ELECTION OF DIRECTORS

INSTRUCTION: To withhold authority to vote for any individual nominee(s), strike a line through the name(s) of the nominee(s) in the list below:

FOR all nominees listed (except as marked to the contrary).
Discretionary authority to cumulate votes is granted.            / /

WITHHOLD AUTHORITY to vote for all nominees listed.              / /

Ursula M. Burns               A. Ewan Macdonald
Robert F. Clarke              Anthony R. Moore
Arthur C. Darrow              Michael R. Peevey
Gary R. Krieger               Harald Peipers
George D. Leal                Robert M. Perry

2. Proposal to amend the Restated Certificate of Incorporation to change the Company's name to Dames & Moore Group.

          FOR       / /       AGAINST        / /       ABSTAIN        / /

3. Proposal to amend the Restated Certificate of Incorporation to increase the number of authorized shares of preferred stock and common stock.

          FOR       / /       AGAINST        / /       ABSTAIN        / /

4. Proposal to amend the Restated Certificate of Incorporation to provide that the Board of Directors shall consist of not less than eight nor more than twelve directors, with the exact number of directors to be determined by the Board of Directors.

          FOR       / /       AGAINST        / /       ABSTAIN        / /

5. Proposal to amend the Restated Certificate of Incorporation to eliminate the requirement of a supermajority vote by shareholders.

          FOR       / /       AGAINST        / /       ABSTAIN        / /

6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE TEN NOMINEES LISTED ABOVE AND FOR PROPOSALS 2, 3, 4 AND 5.

Please sign exactly as the name or names appear on this proxy. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the President or another authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:                                  , 1997
      ----------------------------------

----------------------------------------
               (Signature)

----------------------------------------
               (Signature)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

PLEASE MARK INSIDE THE BOXES SO THAT DATA PROCESSING EQUIPMENT WILL RECORD YOUR VOTES.


                                       -3-